UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 22, 2017

CINCINNATI BELL INC.
(Exact Name of Registrant as Specified in its Charter)

Ohio	001-8519	31-1056105
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

221 East Fourth Street
Cincinnati, OH 45202
(Address of Principal Executive Office)

(513) 397-9900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Act. ☐

ITEM 1.01– Entry into a Material Definitive Agreement

Fourth Supplemental Indenture

On December 22, 2017, Cincinnati Bell Inc. (the “Company”), the Company’s wholly-owned direct subsidiary, CBTS Holdco LLC (“CBTS Holdco”), and Regions Bank, as trustee, entered into a Fourth Supplemental Indenture (the “Fourth Supplemental Indenture”).  The Fourth Supplemental Indenture supplements that certain indenture dated as of September 22, 2016 among the Company, the guarantors party thereto and Regions Bank, as trustee (as supplemented from time to time prior to the date hereof, the “7.00% Indenture”) governing the issuance of the Company’s 7.00% Senior Notes due 2024 (the “7.00% Notes”), by adding CBTS Holdco as a party to the 7.00% Indenture and as a guarantor of the 7.00% Notes.  As CBTS Holdco is a guarantor party to the Company’s senior secured credit facilities, in accordance with the Fourth Supplemental Indenture, CBTS Holdco will jointly and severally guarantee, with the existing guarantors party to the 7.00% Indenture, the obligations of the Company with respect to the 7.00% Notes, in accordance with the terms and conditions of the 7.00% Indenture.

The foregoing description of the Fourth Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Fourth Supplemental Indenture, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01– Financial Statements and Exhibits

(d)

Exhibit No.	Description
4.1	Fourth Supplemental Indenture dated as of December 22, 2017, by and among Cincinnati Bell Inc., CBTS Holdco LLC and Regions Bank, as Trustee.

EXHIBIT INDEX

Exhibit No.	Description
4.1	Fourth Supplemental Indenture dated as of December 22, 2017, by and among Cincinnati Bell Inc., CBTS Holdco LLC and Regions Bank, as Trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINCINNATI BELL INC.

Date: December 22, 2017	By:	/s/ Christopher J. Wilson
Christopher J. Wilson
Vice President, General Counsel